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                                                                     EXHIBIT 4.5


                          WILMINGTON TRUST CORPORATION

                              OFFICERS' CERTIFICATE

                   __% SUBORDINATED NOTES DUE _________, 2008

                                 _________, 1998


                  The undersigned Authorized Officers hereby certify that, pursuant to resolutions duly adopted by the Board of Directors of the Corporation on ____________________ and ____________________ (collectively, the
"Borrowing Resolutions"), such Authorized Officers are authorized and empowered on behalf of the Corporation to arrange or effect senior or subordinated borrowings in a specified amount. Pursuant to such authority, the Authorized Officers hereby take the following actions:

                  RESOLVED, that, pursuant to that certain Indenture dated as of __________, 1998 between the Corporation and Norwest Bank Minnesota, N.A., as Trustee, relating to subordinated debt securities (the "Indenture"), the Authorized Officers hereby authorize and approve the issuance and sale of a series of Securities (the "Notes"), as follows:

                  (1) The title of the Securities of this Series (the "Notes") is: "__% Subordinated Notes due ______________, 2008."

                  (2) The aggregate principal amount of the Notes which may be authenticated and delivered under the Indenture (except for Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Notes pursuant to Article Three or
                           Section 4.07, 9.06 or 15.03 of the Indenture) shall be limited to One Hundred Twenty Five Million Dollars ($125,000,000.00).

                  (3) The Notes shall be issued in fully registered form, without coupons, and none of the Notes shall be issuable in bearer form. The Notes shall be issued in the form of one or more Global Securities deposited with, or on behalf of, The Depository Trust Company ("DTC") or another successor depositary institution named by the Corporation and, if deposited with or on behalf of DTC, will be registered in the name of DTC's nominee, Cede & Co. ("Cede").

                  (4) The Notes shall be denominated in, and the principal of and interest on the Notes shall be payable in, United States dollars.
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                  (5)      The principal of the Notes shall be payable on
                           ___________, 2008.

                  (6) The Notes shall bear interest at the rate of __% per annum from ___________, 1998 until the principal thereof is paid or made available for payment. Such interest shall be payable semiannually in arrears on _____________ and ____________ of each year, commencing _______________, 1998 to the persons in whose names such Notes are registered at the close of business on _____________ or _______________ (whether or not a Business Day) next preceding such _______________ or _______________, respectively; and
                           such interest shall be calculated on the basis of a 360-day year of twelve 30-day months.

                  (7) The Notes shall not be subject to redemption at the option of the Corporation.

                  (8) The Notes shall not be subject to redemption at the option of a Holder thereof or pursuant to any sinking fund or otherwise.

                  (9) The Notes shall be substantially in the form attached hereto as Exhibit A, the terms of which are incorporated by reference herein and authorized hereby.

                  (10) The Notes shall be subordinated to the rights of holders of Senior Indebtedness and General Obligations as and to the extent provided in the Indenture.

                  (11) For so long as the Note is held by the Depository or its nominee, payment of principal and interest shall be made by wire transfer to an account designated by the Depository or its nominee. The Place of Payment for Notes not held by the Depository or its nominee and the location for surrender of Notes for transfer or exchange and for the giving of notices shall be the Corporation's offices at Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890 and such other Place of Payment as may be designated by Authorized Officers from time to time.

                  (12) Norwest Bank Minnesota, N.A. is hereby appointed and designated to act as Trustee and Security Registrar under the Indenture.

                  RESOLVED, that the Authorized Officers hereby adopt, ratify and approve the execution and delivery of an Underwriting Agreement (the "Underwriting Agreement")


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among the Corporation and Salomon Smith Barney; Keefe Bruyette and Woods; and/or
any other underwriters named therein (the "Underwriters") in substantially the form filed as Exhibit 1.1 to the Corporation's Registration Statement on Form
S-3 (File No. __________) (the "Registration Statement"), with such changes therein, additions thereto and deletions therefrom as the officers executing the same may approve, and hereby adopts and approves the performance by the Corporation of the Underwriting Agreement.

                  RESOLVED, that the Corporation is hereby authorized and directed to issue and sell the Notes to the Underwriters in accordance with the Indenture, this Certificate and the Underwriting Agreement and that the price at which the Notes shall be sold by the Corporation to the Underwriters shall be __% of the principal amount thereof, plus accrued interest, if any, thereon from
_____________, 1998 to the date of delivery thereof.

                  RESOLVED, that the Authorized Officers of the Corporation and the secretary or any assistant be, and each of them hereby is, authorized to take, or cause to be taken, any and all action which each such Authorized Officer may deem necessary or desirable to carry out the purpose and intent of the foregoing resolutions or in order to perform, or cause to be performed, the obligations of the Corporation under the Indenture, the Notes, the Underwriting Agreement and, in connection therewith, to make, execute and deliver or cause to be made, executed and delivered, all agreements, undertakings, documents, certificates, orders, requests or instruments in the name and on behalf of the Corporation as each such Authorized Officer may deem necessary or desirable.

                  RESOLVED, that all actions of the Corporation, its directors, officers, agents and employees heretofore taken in connection with the aforesaid matters hereby are ratified, approved and confirmed.

                  RESOLVED, that the capitalized terms used herein but not defined in this Certificate shall have the meanings given to them in the Indenture.

                  RESOLVED, that this writing constitutes a complete record of the above actions taken by the undersigned Authorized Officers as of the date first set forth above.


___________________________________      ______________________________________
Name:                                    Name:
Title:                                   Title:


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                                                                       EXHIBIT A


                            FORM OF SUBORDINATED NOTE



[UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN CERTIFICATED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY. UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (55 WATER STREET, NEW YORK, NEW YORK) TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY AND ANY PAYMENT IS MADE TO CEDE & CO., ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.]

THESE SECURITIES ARE NOT SAVINGS OR DEPOSIT ACCOUNTS OR OTHER OBLIGATIONS OF ANY BANK OR NONBANK SUBSIDIARY OF WILMINGTON TRUST CORPORATION AND ARE NOT INSURED BY THE FEDERAL DEPOSIT INSURANCE CORPORATION, THE BANK INSURANCE FUND OR ANY OTHER GOVERNMENTAL AGENCY.


                                         WILMINGTON TRUST CORPORATION
                                          _____% SUBORDINATED NOTE DUE 2008

REGISTERED                                                     CUSIP __________

No. _____



      WILMINGTON TRUST CORPORATION, a Delaware corporation (herein called the "Company," which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to


                                  [CEDE & CO.]


or registered assigns, the principal sum of ONE HUNDRED TWENTY FIVE
MILLION DOLLARS ($125,000,000) on __________, 2008 (the "Maturity Date"), and to pay interest on said principal sum semiannually on __________ 1 and __________
1 in each year (individually referred to as an "Interest Payment Date" and collectively as the "Interest Payment Dates"), commencing __________ 1, 1998 at the rate of _____% per annum, computed on the basis of a 360-day year consisting of twelve 30-day months, from __________, or from the most recent Interest Payment Date to which interest has been paid or duly provided for, until the principal hereof is paid or made available for payment. The interest so payable, and punctually paid or duly provided for, on any Interest Payment Date will, as provided in such Indenture, be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at the close of business on the Regular Record Date for such interest, which shall be the __________ 15 or __________ 15 (whether or not a Business Day), as the case may be, next preceding such Interest Payment Date, provided that interest payable on the Maturity Date shall be payable to the Person to whom the principal hereof is payable. In the event any Interest Payment Date is not a Business
Day, interest will be paid on the next succeeding Business Day. Any such interest not so punctually paid or duly provided for shall forthwith cease to be payable to the Holder on such Regular Record Date and may either be paid to the Person in whose name this Note (or one or more Predecessor Notes) is registered at
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the close of business on a Special Record Date for the payment of such Defaulted
Interest to be fixed by the Trustee, notice whereof shall be given to the Holder of this Note not less than 10 days prior to such Special Record Date, or be paid at any time in any other lawful manner not inconsistent with the requirements of any securities exchange upon which the Notes of the series shown above may be listed, and upon such notice as may be required by such exchange, all as more fully provided in such Indenture. Payment of the principal of and interest on this Note due on the Maturity Date will be made in immediately available funds upon presentation of the Note. For the purposes of this Note, "Business Day" means any day, other than a Saturday or Sunday, on which banking institutions in the city of Wilmington, Delaware are open for business. Payment of the principal of and interest on this Note will be made at the office or agency of the Company maintained for that purpose in ____________________, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that, at the option of the Company, payment of interest (other than interest payable on the Maturity
Date) may be paid by check mailed to the address of the Person entitled thereto as such address shall appear in the Note Register at the close of business on the Regular Record Date.

      This Note is one of a duly authorized issue of subordinated notes of the series designated above of the Company (herein called the "Notes"), issued and to be issued under an indenture dated as of __________, 1998 (the "Indenture"), between the Company and _______________, as trustee (the "Trustee") to which Indenture and all indentures supplemental thereto reference is hereby made for a statement of the respective rights, limitations of rights, duties and immunities thereunder of the Company, the Trustee and the Holders of the Notes and of the terms upon which the Notes are, and are to be, authenticated and delivered. This
Note is one of the series designated above, limited (except as provided in the Indenture) in aggregate principal amount to $125,000,000.

      The Notes of this series are not redeemable prior to maturity and will not be subject to any sinking fund.

      The indebtedness of the Company evidenced by the Notes of this series, including the principal thereof and interest thereon, is, to the extent and in the manner set forth in the Indenture, subordinate and junior in right of payment to its obligations to holders of Senior Indebtedness (as defined in the Indenture) and creditors in respect of General Obligations (as defined in the Indenture), and each Holder of Notes of this series, by the acceptance thereof, agrees to and shall be bound by such provisions of the Indenture.

      If an Event of Default with respect to the Notes shall occur and be continuing, the principal of all the Notes may be declared due and payable in the manner and with the effect provided in the Indenture. There is no right of acceleration of the payment of principal of the Notes upon a default in the payment of interest on the Notes or in the performance of any covenant of the Company in the Indenture or the Notes.

      The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Notes of each series under the Indenture to be affected at any time by the Company with the consent of the Holders of a majority in principal amount of the Notes at the time Outstanding of each series to be affected. The Indenture also contains provisions permitting the Holders of a majority in principal amount of the Notes of each series at the time Outstanding, on behalf of the Holders of all Notes of such series, to waive certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Note shall be conclusive and binding upon such Holder and upon all future Holders of this Note and of any Note issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.


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      No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company which is absolute and unconditional to pay the principal of and interest on this Note at the times, places and rate, and in the coin or currency herein and in the Indenture prescribed.

      As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note is registerable in the Securities Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in any place where the principal of and interest on this Note are payable, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Note Registrar duly executed by the Holder hereof or his attorney duly authorized in writing, and thereupon one or more new Notes of the same series of authorized denominations and for the same aggregate principal amount will be issued to the designated transferee or transferees.

      The Notes are issuable only in registered form without coupons in denominations of $1,000 and any integral multiple thereof. As provided in the Indenture and subject to certain limitations therein set forth, Notes of this series are exchangeable for a like aggregate principal amount of Notes of this series of a different authorized denomination, as requested by the Holder surrendering the same.

      No service charge shall be made for any such registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

      Prior to due presentment of this Note for registration of transfer, the Company, the Trustee and any agent of the Company or the Trustee may treat the Person in whose name this Note is registered as the owner hereof for all purposes, whether or not this Note be overdue, and neither the Company, the Trustee nor any such agent shall be affected by notice to the contrary.

      This Note shall be construed in accordance with and governed by the laws of the State of New York.

      All terms not defined herein shall have the respective meanings ascribed to them in the Indenture referred to herein.

      Unless the certificate of authentication hereon has been manually executed by or on behalf of the Trustee under such Indenture, this Note shall not be entitled to any benefits under such Indenture or be valid or obligatory for any purpose.


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      IN WITNESS WHEREOF, the Company has caused this Note to be duly executed under its corporate seal.


                                        WILMINGTON TRUST CORPORATION
Dated:  __________, 1998




                                        By

                                           Title:


                                        ATTEST:





                                        By

                                           Title:


                          CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated herein issued under the within-mentioned Indenture.

__________________
  as Trustee



By

             Authorized Officer


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                                  ABBREVIATIONS

      The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

                TEN COM -- as tenants in common

                TEN ENT --as tenants by the entireties

                JT ENT -- as joint tenants and not as tenants in common

                UNIF GIFT MIN ACT ___________ Custodian ____________
                                    (Cust)                (Minor)
                        under Uniform Gift to Minors Act

                        ________________________________
                                     (State)

     Additional abbreviations may be used though not in the above list.


      FOR VALUE RECEIVED the undersigned hereby sells, assigns and transfers unto PLEASE INSERT SOCIAL SECURITY OR
THERE IDENTIFYING NUMBER OF ASSIGNEE

_______________________________________________________________________________
Name and address of assignee, including zip code, must be printed or typewritten

_______________________________________________________________________________
the within Note, and all rights thereunder, hereby irrevocably constituting and appointing


_______________________________________________________________________Attorney
to transfer said Note on the books of the within Company, with full power of substitution in the premises.

Dated: ______________________         __________________________________

                                      __________________________________

      NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within Note in every particular, without alteration or enlargement or any change whatever and must be guaranteed by a commercial bank or trust company having its principal office or a correspondent in The City of New York or by a member of the New York Stock Exchange.


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